Exhibit 10.23

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

TENTH AMENDMENT TO MASTER LEASE

THIS TENTH AMENDMENT TO MASTER LEASE (this “Amendment”) is entered into as of April 27, 2022, by and between: (a) ALL ENTITIES LISTED ON Schedule 1 ATTACHED HERETO AS A LANDLORD (individually and collectively, “Landlord”); (b) ALL ENTITIES LISTED ON Schedule 1 ATTACHED HERETO AS A TENANT (individually and collectively, “Tenant”); and (c) ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company (f/k/a EGI-AM Holdings, L.L.C.), ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company, and AHP HEALTH PARTNERS, INC., a Delaware corporation (individually and collectively, “Guarantor”).

RECITALS:

A. Landlord and Tenant are parties to that certain Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Lease”), as amended by that certain First Amendment to Master Lease, dated as of March 6, 2017, that certain Second Amendment to Master Lease and Guaranty of Master Lease, dated as of March 13, 2017, that certain Third Amendment to Master Lease, dated as of February 26, 2018, that certain Fourth Amendment to Master Lease and Guaranty of Master Lease, dated as of June 28, 2018, that certain Fifth Amendment to Master Lease and Guaranty of Master Lease, dated as of November 30, 2018, that certain Sixth Amendment to Master Lease and Guaranty of Master Lease, dated as of February 26, 2021, and that certain Seventh Amendment to Master Lease, dated as of March 1, 2021, that certain Eighth Amendment to Master Lease, dated as of July 13, 2021, and that certain Ninth Amendment to Master Lease, dated as of February 9, 2022, pursuant to which, among other things, Tenant leases from Landlord certain real property located in New Mexico, Oklahoma and Texas, as more fully described in the Lease. Initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Lease.

B. Guarantor guaranteed Tenant’s obligations under the Lease to Landlord pursuant to that certain Guaranty of Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Guaranty”).

C. Tenant intends to issue a dividend payment on or prior to June 30, 2022 of up to $175 million (the “2022 Dividend”).

D. Landlord and Tenant desire to amend the Lease to, among other things, permit Tenant to issue the 2022 Dividend, all on the terms and conditions set forth below. In connection therewith, each Guarantor desires to affirm to Landlord its obligations under the Guaranty notwithstanding the amendment of the Lease set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. AMENDMENTS TO LEASE.

1.1. Modification of Defined Terms in Exhibit A. The following defined terms in Exhibit A of the Lease are hereby deleted in their entirety and the following are inserted in lieu thereof:

(a) “Consolidated EBITDAR” shall mean, for any period (without duplication), for any Person and, if applicable, its Consolidated Subsidiaries, an amount equal to Consolidated Net Income for such Person(s) for such period, plus, to the extent deducted in calculating Consolidated Net Income for such period, (a) (i) Consolidated Interest Expenses of such Person(s) for such period, (ii) the amount of federal, state, local and foreign income taxes paid or payable by such Person(s) for such period, (iii) the amount of depreciation and amortization expense accounted for by such Person(s) for such period, (iv) Rent Expense (but, for purposes of calculating the Portfolio Coverage Ratio only, Rent Expense shall include only Minimum Rent) incurred by such Person(s) for such period, (v) any non-recurring or extraordinary fees, charges and cash expenses made or incurred by such Person(s) in connection with the transactions contemplated by the Lease, (vi) without duplication of any items added back pursuant to clause (xii) below, any non-recurring fees, charges and cash expenses made or incurred in connection with acquisitions and dispositions (consummated or not) in an amount that does not exceed [***] in any rolling 12-month period and, with respect to any amount in excess of such [***], as is reasonably acceptable to Ventas and in such amount as is reasonably acceptable to Ventas, (vii) any non-cash impairment charges incurred by such Person(s) for such period (except to the extent that such charges relate to a cash payment in a future period), (viii) any other non-cash charges incurred by such Person(s) for such period (except to the extent that such charges relate to a cash payment in a future period) as are reasonably acceptable to Ventas and in such amounts as are reasonably acceptable to Ventas, (ix) expenses and charges related to prior periods, (x) non-recurring extraordinary cash expenses in respect of severance payments and other costs associated with any restructuring of Tenant, (xi) only with respect to Consolidated EBITDAR accrued during the fiscal years 2017, 2018 and 2019 operating and capital expenditures in respect of the IT conversion, (xii) any non-recurring fees, charges and cash expenses made or incurred in connection with (A) the Transaction (as defined in that certain Amendment to Master Lease and Guaranty Of Master Lease, dated as of March 13, 2017, herein referred to as the “Master Lease Amendment”), (B) the Specified Acquisitions (including, without limitations, costs, fees, expenses and charges incurred in connection with entering into Amendment No. 3 to the Lease, any amendments to the Original Credit Agreements entered into in connection with the Specified Acquisitions and any additional Indebtedness incurred to finance any of the Specified Acquisitions) and (C) solely for the purpose of calculating the Consolidated Guarantor Fixed Charge Coverage Ratio for the reporting periods ending June 30, 2022 and September 30, 2022, respectively, actual expenditures incurred in connection with the EPIC conversion and the 2021 Refinancing Transaction, up to [***] and up to [***], respectively (but in each case, only to the extent of actual expenditures), (xiii) any fees and expenses and non-cash mark-to-market losses relating to any Swap Contracts, (xiv) without duplication, the amount of any factually supportable “run rate” cost savings, operating expense reductions and synergies projected by Tenant reasonably and in good faith to be realized as a result of the LHP Acquisition (which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDAR until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that such cost savings, operating expense reductions, operating enhancements, other operating improvements and synergies are reasonably identifiable and factually supportable; provided that the amounts increasing Consolidated EBITDAR pursuant to this clause (xiv) shall not exceed (x) [***] for any period up to the first anniversary of the Amendment No. 2 Effective Date, (y) [***] for any period following the first anniversary of the Amendment No. 2 Effective Date and up to the second anniversary of the Amendment No. 2 Effective Date and (z) [***] for any period following the second anniversary of the Amendment No. 2 Effective Date, and (xv) without duplication, the amount of any factually supportable “run rate” cost savings, operating expense reductions and synergies projected by Tenant reasonably and in good faith to be realized as a result of the Specified Acquisitions (which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDAR until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that such cost savings, operating expense reductions, operating enhancements, other operating improvements and synergies are reasonably identifiable and factually supportable; provided that the amounts increasing Consolidated EBITDAR pursuant to this clause (xv) shall not exceed (x) [***] in the aggregate for any period up to the first anniversary of the Amendment No. 3 Effective Date, (y) [***] in the aggregate for any period following the first anniversary of the Amendment No. 3 Effective Date and up to the second anniversary of the Amendment No. 3 Effective Date and (z) [***] for any period following the second anniversary of the Amendment No. 3 Effective Date, and (xvi) any non-recurring fees, charges and cash expenses made or incurred in connection with the Refinancing Date Credit Agreements consummated on the Amendment No. 4 Effective Date in an amount that does not exceed [***], and minus (b) (i) non-recurring or extraordinary gains from the disposition of assets recognized by such Person(s) in such period and (ii) non-cash items increasing such Consolidated Net Income for such period (other than accrual of income in the ordinary course of business) and (iii) interest income for such period. Notwithstanding the foregoing, Consolidated EBITDAR for the fiscal quarters ending September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 respectively, shall be as set forth on Schedule 1.01(e).

(b) “Consolidated Fixed Charges” means, with reference to any period, the sum of (a) the aggregate amount of scheduled and mandatory amortization of Funded Indebtedness (but without duplication) during such period, but excluding amounts paid in connection with any mandatory excess cash flow provisions plus (b) Consolidated Interest Expense paid for such period, plus (c) the aggregate amount of federal, state, local and foreign income taxes paid for such period, plus (d) Rent Expense for such period, plus (e) any obligations paid in respect of Earn- Out Obligations, all calculated for such period for the Guarantor and its Consolidated Subsidiaries, plus (f) Restricted Payments paid in cash and any payments in cash on account of Funded Indebtedness that has been contractually subordinated in right of payment to the obligations under this Lease if such payment is not permitted at such time under the terms of subordination, and, solely for the purpose of calculating the Consolidated Guarantor Fixed Charge Coverage Ratio for the reporting periods ending June 30, 2022, September 30, 2022, December 31, 2022 and March 31, 2023, less a cash dividend of up to $175 million paid prior to June 30, 2022 (or such lesser amount actually paid prior to June 30, 2022). Notwithstanding the foregoing, any dividends paid prior to the effective date of this Amendment, including a previously paid $62 million cash dividend, will be included in Consolidated Fixed Charges. With respect to any Restricted Payments described in clause (f), if any portion of a cash payment was not a Restricted Payment (i.e., a portion of the payment could have been made notwithstanding the restriction) and some portion of the cash payment was a Restricted Payment, the amount added shall be only that portion that is in fact a Restricted Payment. Notwithstanding the foregoing, Consolidated Fixed Charges for the fiscal quarters ending September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 respectively, shall be as set forth on Schedule 1.01(e).

1.2. Addition of Defined Term in Exhibit A. The following defined term is added to Exhibit A of the Lease:

(a) “2021 Refinancing Transaction” means, collectively, (i) the Guarantor’s offer and issuance of the 5.75% senior unsecured notes due 2029 and the use of the proceeds to redeem, repay, retire and discharge in full all of Guarantor’s 9.75% senior unsecured notes due 2026, (ii) the entry by the Guarantor, the Tenant, the other loan parties party thereto, the lenders party thereto and Bank of America, N.A., into that certain Amendment and Restatement Agreement, dated as of July 8, 2021 in connection with the Amended and Restated ABL Credit Agreement and (iii) the entry by the Guarantor, the Tenant, the other loan parties party thereto, the lenders party thereto and Bank of America, N.A., into that certain Amendment and Restatement Agreement, dated as of August 24, 2021 in connection with the Amended and Restated Term Loan Credit Agreement, in each case of clauses (i) through (iii), including the payment of all related premiums, accrued interest, fees and expenses in connection with the foregoing.

2. REAFFIRMATION OF OBLIGATIONS. Notwithstanding the modifications to the Lease contained herein, Tenant and Landlord hereby acknowledge and reaffirm their respective obligations under the Lease (as amended by this Amendment) and all other documents executed by such party in connection therewith. Each Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Lease or any terms or conditions contained therein shall mean the Lease as amended by this Amendment.

3. MISCELLANEOUS PROVISIONS.

3.1. No Offsets or Defenses. Through the date of this Amendment, and to Tenant and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Amendment, the Lease, the Guaranty or any document or agreement executed in connection therewith. In addition, Tenant and Guarantor covenant and agree with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Amendment, Tenant and Guarantor hereby irrevocably and expressly waive the right to assert such matter.

3.2. Interpretation. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Amendment. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be interpreted as if the phrase “without limitation” immediately followed.

3.3. Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

3.4. Incorporation of Recitals. The Recitals to this Amendment are incorporated hereby by reference.

3.5. Counterparts. This Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. The parties may execute and deliver this Amendment electronically and by forwarding signed facsimile and/or e-mail .pdf copies of this Amendment. Such facsimile signatures and/or e-mail .pdf signatures shall have the same binding effect as original signatures, and the parties hereby waive any defense to the validity of this Amendment based on any such facsimile copies of signatures or e-mail .pdf copies of signatures.

3.6. Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms and conditions of this Amendment and any terms and conditions of the Lease, the terms and conditions of this Amendment shall govern and prevail.

3.7. Entire Agreement. This Amendment (and the Lease as amended by this Amendment) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior written or oral agreements or understandings and contemporaneous oral agreements or understandings related to this Amendment.

[Remainder of page intentionally blank; signatures begin on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

“LANDLORD”:

VTR HILLCREST MC TULSA, LLC,
VTR HILLCREST HS TULSA, LLC
VTR BAILEY MC, LLC
VTR HEART HOSPITAL, LLC
VTR LOVELACE WH, LLC
VTR LOVELACE WESTSIDE, LLC
VTR LOVELACE ROSWELL, LLC,
VTR LOVELACE MC & REHAB, LLC,
VTR HILLCREST CLAREMORE, LLC and
VTR BAPTIST SA, LLC,
each a Delaware limited liability company

By:	/s/ Michael Russell
Name:	Michael Russell
Title:	Authorized Signatory

[Signature Page to Tenth Amendment Master Lease]

“TENANT”:

AHS HILLCREST MEDICAL CENTER, LLC,
AHS SOUTHCREST HOSPITAL, LLC,
AHS TULSA HOLDINGS, LLC,
AHS OKLAHOMA PHYSICIAN GROUP, LLC,
BAILEY MEDICAL CENTER, LLC AND
AHS CLAREMORE REGIONAL HOSPITAL, LLC,
each a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

LOVELACE HEALTH SYSTEM, LLC
a New Mexico limited liability company
f/k/a Lovelace Health system, Inc.

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

SOUTHWEST MEDICAL ASSOCIATES, LLC,
a New Mexico limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

BSA HOSPITAL, LLC,
a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

[Signature Page to Tenth Amendment Master Lease]

“GUARANTOR”:

ARDENT HEALTH PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

ARDENT LEGACY HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

AHP HEALTH PARTNERS, INC.,
a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name:	Stephen C. Petrovich
Title:	EVP, General Counsel

[Signature Page to Tenth Amendment Master Lease]

SCHEDULE 1

LANDLORD AND TENANT ENTITIES

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A-1